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                                                                      EXHIBIT 21


                              LEVI STRAUSS & CO.
                       SUBSIDIARIES AS OF MARCH 28, 2000


Battery Street Enterprises, Inc.
     LS Reconveyance Corporation
Levi Strauss (Geneva) S.A.
Levi Strauss (Hong Kong) Limited
Levi Strauss (India) Private Limited
Levi Strauss Brasil Representacoes Ltda
Levi Strauss Dominicana S.A.
Levi Strauss Eximco (Asia) Pte Ltd
Levi Strauss Eximco Chile Limitada
Levi Strauss Eximco de Columbia Limitada
Levi Strauss Financial Center Corporation
     Levi Strauss Funding Corp.
Levi Strauss Foreign Sales Corporation
Levi Strauss Global Fulfillment Services, Inc.
Levi Strauss International
     Caliman Company Limited
     Levi Strauss & Co. (Canada) Inc.
     Levi Strauss & Co. Europe S.A.
             Casualwear Direct B.V.
             Levi Strauss & Co. Financial Services
     Levi Strauss (Asia), Ltd.
     Levi Strauss (Australia) Pty. Ltd.
     Levi Strauss (Far East) Ltd.
             Levi Strauss do Brasil Industria e Comercio Ltda
             PT Levi Strauss Indonesia
     Levi Strauss (Malaysia) Sdn. Bhd.
     Levi Strauss (New Zealand) Ltd.
     Levi Strauss (Phil.) Inc. II
     Levi Strauss (Philippines) Inc.
     Levi Strauss (Suisse) S.A.
     Levi Strauss (U.K.) Limited
             Farvista Limited
             Levi Strauss Pension Trustee Ltd.
             Middlebrook Ltd.
             Retailindex Limited
     Levi Strauss Asia Pacific Division Pte Ltd
     Levi Strauss Belgium, S.A.
     Levi Strauss Chile Limitada
     Levi Strauss Continental S.A.
             Paris - O.L.S.S.A.R.L.
     Levi Strauss de Espana S.A.

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     Levi Strauss de Mexico, S.A. de C.V.
     Levi Strauss France, S.A.
     Levi Strauss Germany GmbH
     Levi Strauss Global Operations, Inc.
          Levi Strauss Nederland B.V.
               Dockers Europe BV
                    Casual Wear Co. A/S
                    Dockers Portugal Clothing, Lda
               Levi Strauss Hellas S.A.
               Levi Strauss Polska Sp.zo.o.
               Levi Strauss Praha, Spol.Sro. (Levi Strauss Prague, Ltd) Levi Strauss South Africa (Pty.) Ltd.
     Levi Strauss Hungary Trading Ltd.
     Levi Strauss Instanbul Konfeksiyon Sanayi ve Ticaret A.S.
     Levi Strauss Italia, Srl
          Flagstore Srl
     Levi Strauss Korea Ltd.
     Levi Strauss Latin America, Inc.
          Levi Strauss Latin America, Inc. & CIA
     Levi Strauss Norway, A/S
          Buksehjornet A/S (Joint Stock Company)
     Levi Strauss, U.S.A., LLC
     Levi Strauss-Argentina, LLC
     Saddleman South America, Inc.
     Suomen Levi Strauss OY
Levi Strauss Japan K.K.
Levi's Only Stores, Inc.
     LDJV, Inc.
Majestic Insurance International Ltd.
Miratrix, S.A.
NF Industries, Inc.
     Levi Strauss Funding, LLC